As filed with the Securities and Exchange Commission on January 10, 2011
Registration No. 333-168400

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
T-3 Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0697390 (I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(713) 996-4110
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Richard M. Safier
General Counsel and Secretary
7135 Ardmore
Houston, Texas 77054
(713) 996-4110
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Stephen M. Gill
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
Telephone: (713) 758-4458
Facsimile: (713) 615-5956
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of T-3 Energy Services, Inc. (“T-3”) on Form S-3 (File No. 333-168400) filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2010 and declared effective by the SEC on August 6, 2010 (the “Registration Statement”), which registered up to $250,000,000 in debt securities, common stock, par value $0.001 per share, preferred stock, par value $0.001 per share, depositary shares and warrants (collectively, the “Securities”).
     T-3 is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and, in accordance with an undertaking made by T-3 in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any Securities that had been registered for issuance but remain unsold at the termination of the offering, remove from registration any and all Securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 10th day of January, 2011.

T-3 ENERGY SERVICES, INC.
By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 10 th day of January, 2011.

Signature	Title

*	President, Chief Executive Officer and Chairman
Steven W. Krablin	(Principal Executive Officer)

/s/ James M. Mitchell	Senior Vice President and Chief Financial Officer
James M. Mitchell	(Principal Financial Officer)

*	Corporate Controller and Chief Accounting Officer
Jason P. Clark	(Principal Accounting Officer)

*	Director
Robert L. Ayers

*	Director
Thomas R. Bates, Jr.

*	Director
Lisa W. Rodriguez

*	Director
James M. Tidwell

* By:	/s/ James M. Mitchell James M. Mitchell as attorney-in-fact